                                                                    Exhibit 3.14

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MUZAK CAPITAL CORPORATION" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF MAY, A.D. 1996, AT 11 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "MUZAK, INC." TO "MUZAK CAPITAL CORPORATION", FILED THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 1996, AT 4:30 O'CLOCK P.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTH DAY OF JUNE, A.D. 2001, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


             [SEAL]                    /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2621799  8100H                                          AUTHENTICATION: 2389496
030276708                                                         DATE: 04-29-03

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:00 AM 05/08/1996
                                                          960133587 - 2621799

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   MUZAK, INC.

                                   ----------

          THE UNDERSIGNED, being a natural person, for the purpose of organizing a corporation under the General Corporation law of the State of Delaware, hereby certifies that:

                                    ARTICLE I
                                      NAME

          The name of the corporation is "Muzak, Inc." (the "Corporation").

                                   ARTICLE II
                    OFFICE AND REGISTERED AGENT, INCORPORATOR

          2.1. Office and Registered Agent. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          2.2. Incorporator. The name and mailing address of the incorporator are David A. Jacobs, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153.

                                   ARTICLE III
                                     PURPOSE

          The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

                                   ARTICLE IV
                                  CAPITAL STOCK

          4.1. Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is forty-million (40,000,000) shares, thirty-million (30,000,000) of which shares shall be Common Stock having a par value of $0.01 per share and ten-million (10,000,000) of which shares shall be Preferred Stock having a par value of $0.01 per share. Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed for series by the Board of Directors as permitted hereby, all shares shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware.

                                    ARTICLE V
                             LIABILITY OF DIRECTORS

          5.1. Limitation on Liability. (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

          (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

          5.2. Amendments. Any repeal or modification of Section 5.1 hereof by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VI
                                  STOCKHOLDERS

          6.1. Action by Stockholders. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected at an annual or special meeting of stockholders duly called and held in accordance with law and this Certificate of Incorporation and the Bylaws, or without a meeting, by written consent, setting forth the action so taken, signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders' meeting at which all shares entitled to vote thereon were present.

          6.2. Special Meetings of Stockholders. Except as otherwise required by law, special meetings of stockholders may be called by the Chief Executive Officer, the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board, or the stockholders by a majority vote of the voting power of all shares of capital stock then entitled to vote generally in the election of directors, voting as a single class. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                                   ARTICLE VII
                                     BYLAWS

          The Board of Directors shall have the power to adopt, amend or repeal the Bylaws by the affirmative vote of at least a majority of the members then in office. The stockholders may adopt, amend or repeal the Bylaws upon the affirmative vote of a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class (notwithstanding the fact that approval by a lesser percentage may be permitted by the DGCL).

                                  ARTICLE VIII
                                  AMENDMENT OF
                          CERTIFICATE Of INCORPORATION

          The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any such amendment, alteration, change or repeal shall require approval of either (a) the Board of Directors by the affirmative vote of a majority of the members then in office or (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 8th day of May, 1996.

                                        MUZAK, INC.


                                        /s/ David A. Jacobs
                                        ----------------------------------------
                                        David A. Jacobs
                                        Sole Incorporator

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 08/27/1996
                                                          960250648 - 2621799

                                 FIRST AMENDMENT

                                       to

                          CERTIFICATE OF INCORPORATION

                                       of

                                   MUZAK, INC.

          This First Amendment to Certificate of Incorporation of Muzak, Inc., a Delaware corporation (the "Corporation"), has been duly prepared and executed for filing in the State of Delaware in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          1. Article I of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                                   "ARTICLE I
                                      NAME

               The name of the corporation is "Muzak Capital Corporation" (the "Corporation")."

          IN WITNESS WHEREOF, the undersigned has executed this amendment as of the 22 day of August, 1996.


                                        By: /s/ John R. Jester
                                            ------------------------------------
                                            Name: John R. Jester
                                            Title President

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is: MUZAK CAPITAL CORPORATION

          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 6/5/01


/s/ Michael Zendan
----------------------------------------
MICHAEL ZENDAN, VICE PRESIDENT

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/07/2001
   010273206 - 2621799